                                                                    EXHIBIT 9(J)

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                     BETWEEN BISYS FUND SERVICES OHIO, INC.
              (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


NAME OF FUND
------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Tax-Exempt Money Market Fund (Trust)

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

International Equity Fund

Diversified Real Estate Fund

[SEAL]                              M.S.D. & T. FUNDS, INC.


                                    By: /s/ Leslie B. Disharoon
                                        -----------------------

                                    Title: President
                                           ---------

                                    Date: July 28, 1997
                                          -------------


[SEAL]                              BISYS FUND SERVICES OHIO, INC.


                                    By: /s/ George O. Martinez
                                        ----------------------

                                    Title:  Senior Vice President
                                           ----------------------

                                    Date: August 22, 1997
                                          ---------------
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                                   SCHEDULE B
                        TO THE FUND ACCOUNTING AGREEMENT
                     BETWEEN BISYS FUND SERVICES OHIO, INC.
              (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


Name of Fund                             Compensation
------------                             ------------

Prime Money Market Fund                  Annual rate of three one-hundredths of
                                         one percent (.03%) of the Prime Money
                                         Market Fund's average daily net assets

Government Money Market Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Government
                                         Money Market Fund's average daily net
                                         assets

Tax-Exempt Money Market Fund             Annual rate of four one-hundredths of
                                         one percent (.04%) of the Tax-Exempt
                                         Money Market Fund's average daily net
                                         assets

Tax-Exempt Money Market Fund (Trust)     Annual rate of four one-hundredths of
                                         one percent (.04%) of the Tax-Exempt
                                         Money Market Fund's (Trust) average
                                         daily net assets

Value Equity Fund                        Annual rate of four one-hundredths of
                                         one percent (.04%) of the Value Equity
                                         Fund's average daily net assets

Intermediate Fixed Income Fund           Annual rate of four one-hundredths of
                                         one percent (.04%) of the Intermediate
                                         Fixed Income Fund's average daily net
                                         assets

                                      B-1
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Maryland Tax-Exempt Bond Fund            Annual rate of five one-hundredths of
                                         one percent (.05%) of the Maryland Tax
                                         Exempt Bond Fund's average daily net
                                         assets

International Equity Fund                Annual rate of five one-hundredths of
                                         one percent (.05%) of the International
                                         Equity Fund's average daily net assets,
                                         with a minimum fee of $2,000 per month

Diversified Real Estate Fund             Annual rate of four one-hundredths of
                                         one percent (.04%) of the Diversified
                                         Real Estate Fund's average daily net
                                         assets, with a minimum fee of $2,000
                                         per month

Multiple Classes of Shares:
--------------------------

Each class of shares within a Fund that maintains multiple classes of shares having different net asset values or paying different daily dividends are subject to a minimum annual fee of $10,000 per additional class.

                              M.S.D.& T. FUNDS, INC.


                              By:/s/ Leslie B. Disharoon
                                 -----------------------

                              Title: President
                                     ---------

                              Date: July 28, 1997
                                    -------------


                              BISYS FUND SERVICES OHIO, INC.


                              By:/s/ George O. Martinez
                                 ----------------------

                              Title:  Senior Vice President
                                     ----------------------

                              Date: August 22, 1997
                                    ---------------

                                      B-2